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                                                                   EXHIBIT 23.3

                       CONSENT TO APPOINTMENT AS DIRECTOR


        The undersigned hereby consents to serve as a director of RealTrust Asset Corporation, a Maryland corporation, to commence upon closing of that certain public offering of Units (comprised of Common Stock and Common Stock Purchase Warrants). I hereby consent to the inclusion of my name and biographical information in the Registration Statement on Form S-11 (file no. 333-48653) and the prospectus included therein.



                                              /s/JEFF K. THREDGOLD
                                              -------------------------------
                                              Jeff K. Thredgold


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                       CONSENT TO APPOINTMENT AS DIRECTOR


        The undersigned hereby consents to serve as a director of RealTrust Asset Corporation, a Maryland corporation, to commence upon closing of that certain public offering of Units (comprised of Common Stock and Common Stock Purchase Warrants). I hereby consent to the inclusion of my name and biographical information in the Registration Statement on Form S-11 (file no. 333-48653) and the prospectus included therein.



                                              /s/DANIEL W. CAMPBELL
                                              -------------------------------
                                              Daniel W. Campbell